 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

Compliance Systems Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54007	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

780 New York Avenue - Suite A
Huntington, New York		11743
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 656-4197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms “we,” “us” and “our” refers to the registrant, Compliance Systems Corporation.

Item 3.02 Unregistered Sales of Equity Securities.

We have been ordered, pursuant to a Final Declaratory Judgment issued on June 28, 2012 by Hon. Marcia Caballero, Circuit Court Judge of the Eleventh Judicial Circuit for Miami Dade County, Florida, to issue an aggregate of 10 million “unrestricted and freely tradable post reverse split shares” of our common stock to a total of five entities (each, a “Creditor”) in exchange for claims of such Creditors in the aggregate amount of $500,000. The names of the Creditors and the number of post reverse split shares each of the Creditors is entitled to receive under such court order are:

Name of Creditor	Number of Post Reverse Split Shares
Summit Trading Limited	4,000,000
GE Park LLC	2,000,000
Noetic Enterprises LLC	1,333,333
Ocean Marketing Corp.	1,333,333
Sierra Trading Corporation	1,333,334

We believe that the issuance of said 10 million post reverse split shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the fact that such shares are exempted securities under paragraph 3(a)(10) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2012	Compliance Systems Corporation

	By:	/s/ Barry M. Brookstein
Barry M. Brookstein, President